Exhibit 5.1

January 10, 2023

Polyrizon Ltd.

5 Hatidhar St.

Raanana

Israel

Re:    Polyrizon Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel for Polyrizon Ltd. (the “Company”), an Israeli company, in connection with the registration (including in connection with an over-allotment option granted to the Underwriter (as defined below) and proposed maximum aggregate offering price by the Company of up to $62,720,913.68 of: (i) units, each consisting of (a) one ordinary share, no par value (the “Ordinary Shares”), of the Company (the “Firm Shares”), and (b) three warrants to purchase one Ordinary Share each (each a “Warrant”); (ii) pre-funded units, each consisting of (a) one pre-funded warrant to purchase one Ordinary Share (the “Pre-Funded Warrant”), and (b) three Warrants; (iii) warrants to purchase Ordinary Shares (the “Representative Warrants”) issuable to the representative of the underwriter; (iv) Ordinary Shares underlying the Warrants, Pre-Funded Warrants and Representative Warrants (the “Warrant Shares”); (v) 4,195,397 Ordinary Shares offered for resale on behalf of the selling shareholders described in the Registration Statement (as defined below) (the “Secondary Shares”); and (vi) up to 138,262 Ordinary Shares issuable under certain Simple Agreements for Future Equity (each, “SAFE”) and offered for resale on behalf of the selling shareholders described in the Registration Statement (“SAFE Shares”), in connection with an underwritten public offering of the Company (the “Offering”) and the offer for resale of the Secondary Shares and SAFE Shares.

In connection with this opinion, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of the registration statement on Form F-1 (File No. 333- 266745) (as amended, the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (“SEC”) and as to which this opinion is filed as an exhibit, the exhibits to the Registration Statement, including the form of Underwriting Agreement to be entered into between the Company and Aegis Capital Corp., draft copies of the Company’s amended and restated articles of association, to be in effect immediately prior to the Closing of the Offering and resolutions of the Company’s Board of Directors (the “Board”) and general meeting of the shareholders which have heretofore been approved and relate to the Offering, and such statutes, regulations, corporate records, documents, certificates and such other instruments that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed.

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel.

Based upon and subject to the foregoing, we are of the opinion that (i) upon payment to the Company of the consideration in such amount and form as shall be determined by the Board or by an authorized committee thereof, the Firm Shares, when issued and sold in the Offering as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable; (ii) the Warrant Shares, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor as shall be determined by the Board or an authorized committee thereof, in accordance with and in the manner described in the Registration Statement and the Warrants, Pre-Funded Warrants and the Representative Warrants, will be validly issued, fully paid and non-assessable, in each case, including any additional Firm Shares (including Warrant Shares) registered pursuant to Rule 462(b) under the United States Securities Act of 1933, as amended (the “Securities Act”); (iii) the Secondary Shares have been duly authorized, and are validly issued, fully paid and non-assessable; and (iv) the SAFE Shares, when issued by the Company, in accordance with and in the manner described in the SAFEs, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the SEC issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Ordinary Shares.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Sincerely yours,

/s/ KerenLaw Firm
KerenLaw Firm